                                                                 Exhibit 99.1

                                                   RE: NN, Inc.
                                                   2000 Waters Edge Drive
                                                   Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                   AT FRB|WEBER SHANDWICK
--------------                                   ----------------------
Will Kelly                                       Alison Ziegler  Susan Garland
Treasurer & Manager of Investor Relations        (General info)  (Analyst info)
(423) 743-9151                                   212-445-8432    212-445-8458

FOR IMMEDIATE RELEASE
October 30, 2003

     NN, INC. REPORTS REVENUE AND NET INCOME UP 36% AND 51% RESPECTIVELY IN
                            THE THIRD QUARTER OF 2003

Johnson City, Tenn., October 30, 2003 - NN, Inc. (Nasdaq: NNBR) today reported its financial results for the third quarter ended September 30, 2003. Results for the third quarter of 2003 include the operations of NN Netherlands
(Veenendaal) a component manufacturing operation in Veenendaal, The Netherlands, which was acquired from the SKF Group (SKF) on May 2, 2003. Additionally, net income includes 100% ownership interest in NN Euroball (Euroball) due to the purchase of SKF's 23% minority interest on May 2, 2003.

Net sales for the third quarter of 2003 were $64.6 million, up 36.2% from $47.5 million for the same period of 2002. Net income for the third quarter of 2003 totaled $3.2 million, or $0.18 per diluted share, compared to $2.1 million, or
$0.14 per diluted share, for the third quarter of 2002. Diluted earnings per share of $0.18 for the third quarter of 2003 includes a $0.01 gain on the sale of assets related to NN's plastic production facility, NN Arte, which was closed in the second quarter. Excluding the gain, adjusted net income was $2.9 million and adjusted diluted earnings per share were $0.17 per share.

Net sales for the first nine months of 2003 were $186.4 million, up 29.6%
compared to $143.8 million for the same period of 2002. Net income for the first nine months of 2003 totaled $14.1 million, or $0.87 per diluted share, compared to $6.4 million, or $0.40 per diluted share, for the same period of 2002.
Diluted earnings per share of $0.87 for the first nine months of 2003 include a non-cash, non-taxable gain of $6.6 million, or $0.41 per diluted share, associated with the purchase of SKF's 23% minority interest in Euroball; an after-tax impairment charge of $1.7 million, or $0.11 per diluted share related to the closing of NN's plastic production facility, NN Arte; a non-cash, after-tax charge of $291,000, or $0.02 per diluted share, relating to the write-off of unamortized loan costs associated with the refinancing of the former credit facility; a non-cash, after

tax charge of $200,000, or $0.01 per diluted share, for compensation charges associated with a portion of employee stock options accounted for under the variable accounting method. Adjusting for these items, adjusted net income was
$9.7 million and adjusted diluted earnings per share were $0.60 per share.

David L. Dyckman, Chief Financial Officer, commented, "This is the sixth consecutive quarter that we have experienced year-over-year improvement in revenues and earnings. Revenue growth of 36.2% over the third quarter of 2002 was almost entirely attributable to the $12.5 million in revenue contribution from the recently acquired Veenendaal operation and approximately $3.2 million in favorable currency fluctuations. Excluding the impact from Veenendaal and currency, NN's underlying revenues grew approximately 4%. Looking at earnings, the accretion from Veenendaal and our purchase of SKF Group's remaining 23%
ownership in Euroball contributed $0.05 to diluted earnings per share for the quarter.

"As a percentage of net sales, the gross profit margin was 22.2% in the third quarter of 2003 versus 24.9% in third quarter of 2002 and 22.5% in the second quarter of 2003. The third quarter margins primarily reflect lower margins associated with our recently acquired Veenendaal facility and unfavorable product mix factors. For the first nine months of 2003 and 2002, gross profit margin as a percentage of sales was 23.4% and 25.4% respectively.

"Selling, general and administrative expenses for the third quarter of 2003 declined to 8.1% as a percentage of net sales compared to 8.6% for the same period in 2002, within our historical target range of 8.0% to 8.5%."

Roderick R. Baty, Chairman and Chief Executive Officer, stated, "During October we announced that we had entered into an asset purchase agreement with KLF -
Gulickaren, based in Kysucke Nove Mesto, Slovakia to acquire their precision ball operations for approximately 1.7 million Euros. The assets of this operation are being utilized in the formation of a new manufacturing facility which will better allow us to serve our worldwide bearing customers, many of whom have already established Eastern European operations. We are optimistic about the outlook for this operation and believe that it will provide new opportunities to create value for our customers. We anticipate that this facility will be operational in early 2004 and contribute approximately $2.0 to
$3.0 million in revenues for the first year of operation.

"Additionally, in the fourth quarter we are initiating a company wide program in all nine of our global manufacturing operations that will continue NN's history of being in the forefront of low cost, high quality component manufacturing companies. This program integrates the principles of Lean Enterprise, Six Sigma and Total Productive Maintenance and will provide our employees with the tools to excel in an increasingly demanding and competitive global market place.

Mr. Baty, concluded, "Looking forward into the fourth quarter of 2003 and into
2004, we continue to remain cautious on the outlook of economies around the world. The addition of Veenendaal and the purchase of the remaining SKF minority interest will benefit

fourth quarter results and continue into 2004. With this being said, we currently expect to report fourth quarter revenue in a range of $64 to $65 million and earnings per diluted share from underlying operations of $0.17 to
$0.18."

Adjusted Net Income and Diluted Earnings Per Share

In accordance with generally accepted accounting principles, reported net income and diluted earnings per share include the after-tax effect of: the gain from the purchase of SKF's interest in Euroball; impairment charges and gain on the sale of assets related to the planned closing of NN Arte; the write-off of unamortized loan costs of the former credit facility; and the non-cash compensation charges associated with a portion of employee stock options. The
Company's management believes that by adjusting reported net income and diluted earnings per share to exclude the effects of these items, the resulting earnings better represent the operating results of the Company. The Company's management uses adjusted earnings to evaluate operating performance of consolidated business units from one period to another. The reconciliation of adjusted net income and diluted earnings per share is provided below:

                                                      Three Months                    Nine Months
                                                          Ended                          Ended
                                                   September 30, 2003              September 30, 2003
                                                Net Income       Diluted        Net Income       Diluted
                                                (Millions)         EPS          (Millions)         EPS
                                               -------------    -----------     -----------     ----------
As Reported                                          $3.2          $0.18            $14.1          $0.87
Add:
   Restructuring and Impairment Charges                 -              -              2.0           0.12
   Unamortized Loan Costs                               -              -              0.3           0.02
   Non-cash Compensation Charges                        -              -              0.2           0.01
Less:
  Gain on Purchase of Minority Interest                 -              -              6.6           0.41
  Gain on Sales of Impaired Assets                    0.3           0.01              0.3           0.01
                                               -----------      ---------      -----------      ---------
Adjusted                                             $2.9          $0.17             $9.7          $0.60
                                               ===========      =========      ===========      =========

NN, Inc. manufacturers and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the company manufactures a variety of other plastic components. NN, Inc. had sales of US $193 million in 2002.

The comments by Mr. Baty regarding the fourth quarter and full year 2003 and the 2004 revenues of the Slovakian facility are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others,

general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the
Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31, 2002.

                            (Financial Tables Follow)

                                    NN, Inc.
                         Condensed Statements of Income
                    (In Thousands, except per share amounts)
                                   (Unaudited)

                                                     Three Months Ended                    Nine Months Ended
                                                       September 30,                         September 30,
                                                     2003         2002                     2003          2002
                                                  -------------------------            ---------------------------
Net sales                                             $64,612     $ 47,451                 $ 186,415    $ 143,836
Cost of goods sold                                     50,294       35,631                   142,758      107,302
                                                  -------------------------            ---------------------------
     Gross profit                                      14,318       11,820                    43,657       36,534

Selling, general and adminstrative                      5,247        4,076                    15,650       13,311
Depreciation and amortization                           3,642        2,881                    10,203        8,443
Restructuring and impairment costs/(gain)                (224)           -                     2,498           78
                                                  -------------------------            ---------------------------
Income from operations                                  5,653        4,863                    15,306       14,702

Interest expense, net                                     881          597                     2,225        1,876
Net gain on involuntary conversion                          -            -                    (6,600)           -
Other (income) expense                                    (38)         (20)                      272         (516)
                                                  -------------------------            ---------------------------

Income before provision for income taxes                4,810        4,286                    19,409       13,342
Provision for income taxes                              1,646        1,612                     4,630        4,957
Minority interest in consolidated subsidiary                -          555                       675        2,010
                                                  -------------------------            ---------------------------
Net income                                            $ 3,164      $ 2,119                  $ 14,104      $ 6,375
                                                  =========================            ===========================

Diluted income per common share                        $ 0.18       $ 0.14                    $ 0.87       $ 0.40
                                                  =========================            ===========================

Weighted average shares outstanding                    17,167       15,584                    16,194       15,505
                                                  =========================            ===========================

                                    NN, Inc.
                             Condensed Balance Sheet
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

Assets                                               Consolidated              Consolidated
                                                       09/30/03                   12/31/02
                                                     --------------            ----------------
Current assets:
  Cash and cash equivalents                                $ 4,790                     $ 5,144
  Accounts receivable, net                                  45,431                      28,965
  Inventories, net                                          34,391                      23,402
  Other current assets                                       5,860                       3,901
                                                     --------------            ----------------
     Total current assets                                   90,472                      61,412

Property, plant and equipment, net                         105,621                      88,199
Assets held for sale                                         1,805                       2,214
Goodwill, net                                               54,090                      42,166
Other assets                                                 4,667                       4,016
                                                     --------------            ----------------
     Total assets                                        $ 256,655                   $ 198,007
                                                     ==============            ================

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                        $ 32,139                    $ 23,020
  Accrued wages                                             11,453                       6,354
  Income taxes payable                                       1,755                         620
  Short term portion of long term debt                      12,206                       7,000
  Other liabilities                                          4,270                       3,240
                                                     --------------            ----------------
     Total current liabilities                              61,823                      40,234

Minority interest in consolidated subsidiaries                   -                      19,706
Deferred income taxes                                       10,732                       9,334
Long-term debt                                              73,191                      46,135
Other                                                       10,468                       9,319
                                                     --------------            ----------------
     Total liabilites                                      156,214                     124,728

     Total stockholders' equity                            100,441                      73,279
                                                     --------------            ----------------

     Total liabilities and stockholders' equity          $ 256,655                   $ 198,007
                                                     ==============            ================